EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in registration Statements Nos. 333-89808, 333-02074, 333-18161, 333-48556, 333-122911, 333-138619 and 333-152210 of Mesa Laboratories, Inc. on Form S-8 of our report dated June 29, 2012 appearing in the Annual Report on Form 10-K of Mesa Laboratories, Inc. for the year ended March 31, 2012.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Ehrhardt Keefe Steiner & Hottman PC

June 29, 2012

Denver, Colorado